UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2017

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 823-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02   Results of Operations and Financial Condition

On October 19, 2017, BCB Bancorp, Inc. (the "Company") issued a press release reporting its financial results at and for the three and nine months ended September 30, 2017.

A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed filed for any purpose.

Item 8.01               Other Events

On October 19, 2017, the Board of Directors of the Company announced a quarterly cash dividend on the Company's outstanding shares of common stock of $0.14 per share.  The dividend will be payable to stockholders of record as of November 3, 2017 and is expected to be paid on November 17, 2017.

Item 9.01               Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	99.1	Press release dated October 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.
DATE: October 24, 2017	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer